EXHIBIT 32.1


                      OFFICERS' SECTION 1350 CERTIFICATIONS

          The undersigned officer of New Concept Energy, Inc., a Nevada corporation (the "Company") hereby certifies that:

         (i) The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2008 fully complies with the requirements of
                  Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (ii) The information contained in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2008 fairly presents, in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.

Dated:   August 13, 2008

                                          /s/ Gene S. Bertcher
                                          --------------------
                                          Gene S. Bertcher, Principal Executive
                                          Officer, President and Chief Financial
                                          Officer